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                                                                   Exhibit 23.3

                        [ARTHUR ANDERSEN LLP LETTERHEAD]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Cell Pathways, Inc.:

As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of this Registration Statement.


/s/ Arthur Andersen LLP

Denver, Colorado
September 21, 1998